FOR IMMEDIATE RELEASE

April 20, 2009

Contact: Susan Jordan

   732-577-9997

UMH PROPERTIES, INC. REPORTS COMMON SHARES OUTSTANDING

FREEHOLD, NJ, April 20, 2009……..UMH Properties, Inc., (NYSE Amex:UMH) announced that at April 15, 2009, it had outstanding 11,177,491 shares of the Company’s common stock.

Certain benchmark indices calculate market capitalization of public companies in May of 2009 for purposes of inclusion during rebalancing.  UMH is publishing the latest share count should these indices wish to use the most current publicly available information.  Increases in shares outstanding since the Company’s prior 10Q or 10K numbers are due primarily to issuance of shares under the Dividend Reinvestment and Stock Purchase Plan.

 UMH Properties, Inc., a publicly-owned REIT, owns and operates twenty-eight manufactured home communities located in New York, New Jersey, Pennsylvania, Ohio and Tennessee.  In addition, the Company owns a portfolio of REIT securities.  UMH has been in operation since 1968, operating as a public company since 1985.

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